Exhibit 99.1

PRESS RELEASE

Company Contact:	Investor Contact:
Mark A. Varney, Ph.D.	Erika Moran/ Dian Griesel, Ph.D.
President and CEO	Media Contact:
Cortex Pharmaceuticals, Inc.	Janet Vasquez
949.727.3157	The Investor Relations Group
212.825.3210

CORTEX REPORTS THIRD QUARTER OPERATING RESULTS

IRVINE, CA (November 14, 2011) — Cortex Pharmaceuticals, Inc. (OTCBB (CORX)) reported a net loss of approximately $1,175,000, or $0.01 per share, for the quarter ended September 30, 2011, compared with a net loss of approximately $528,000, or $0.01 per share, for the corresponding prior year quarter.

For the nine months ended September 30, 2011, the Company reported a net loss of approximately $3,087,000, or $0.04 per share, compared with net income of approximately $2,613,000, of $0.04 per share for the corresponding prior year period.

For the quarter and nine months ended September 30, 2010, operating results included revenues of approximately $1,000,000 and $10,000,000, respectively, from the Company’s March 2010 transaction with Biovail.

Results for the nine months ended September 30, 2011 included revenues of $1,000,000 from the Company’s option agreement with Servier, France’s largest privately held pharmaceutical company.

As previously announced, in June 2011 Cortex entered into a new agreement with Servier to sell its remaining rights to the jointly discovered AMPAKINE® compound CX1632. In connection with the agreement, Servier provided Cortex with a nonrefundable $1,000,000 payment in exchange for the option to expand its rights to the compound.

In October 2011, Servier paid Cortex an additional $2,000,000 to exercise its option to acquire sole ownership of the patent rights to CX1632, which payment will be recorded as revenue by the Company during its fourth fiscal quarter. The Company is not entitled to any royalties or further payments from Servier’s development and commercialization of CX1632, other than reimbursements for certain royalties and milestone payments to the University of California paid by Cortex, but Cortex retains all rights for its remaining AMPAKINE technology on a worldwide basis.

For the quarter ended September 30, 2011, the Company’s total operating expenses decreased to approximately $1,174,000 from approximately $1,724,000 for the corresponding prior year quarter, due mostly to decreased personnel costs, fees for advisory consultants during the prior year period and timing of costs for the Company’s pre-clinical study in Parkinson’s disease funded by grant revenues.

Operating expenses for the nine months ended September 30, 2011 decreased to approximately $4,207,000 from approximately $7,025,000 for the corresponding prior year period, with the decrease mostly due to sublicense fees and administrative expenses in the prior year period related to the March 2010 transaction with Biovail.

Interest expense for the nine months ended September 30, 2010 of $555,000 includes non-cash charges related to the June 2010 conversion of the promissory note issued to Samyang Optics Co., Ltd. (“Samyang”) of Korea. As reported earlier, the convertible note was issued in connection with the Company’s $1,500,000 private placement to Samyang in January 2010.

In October 2011, Cortex announced a private placement of $500,000 with Samyang Value Partners, Co., Ltd., a wholly owned subsidiary of Samyang. The private placement included the issuance of unregistered shares of the Company’s common stock and warrants to purchase additional unregistered shares of its common stock. The purchase price for the shares was computed based upon a weighted average of the closing prices of the Company’s common stock for the five trading days prior to signing the definitive agreement.

Recent Business Highlights

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February 2011: Announced top-line results from an exploratory clinical study with AMPAKINE CX1739 in subjects with sleep apnea. Based upon the observed responses to CX1739, Cortex believes the results warrant a study to test CX1739 in patients with central sleep apnea, often seen in heart failure patients and chronic opiate users.

•

March 2011: Reacquired the compounds, rights and patents to develop and commercialize AMPAKINE compounds for the treatment of respiratory depression and vaso-occlusive crises associated with sickle cell disease.

•

April 2011: Received a notice of allowance from the U.S. PTO for the patent “Di-Substituted Amides for Enhancing Glutamatergic Synaptic Responses,” providing patent protection into 2028 for Cortex’s lead compound, CX1739, and approximately 80 other AMPAKINE compounds.

•	June 2011: Entered an option agreement with Servier for the jointly discovered AMPAKINE compound CX1632. Received a nonrefundable payment from Servier of $1,000,000.

•

August 2011: Received a notice of allowance from the U.S. PTO for the patent “Method of Inhibition of Respiratory Depression Using Positive Allosteric AMPA Receptor Modulators,” providing patent protection into 2030 for the use of all AMPAKINE compounds, including competitor compounds, for the prevention or treatment of respiratory depression.

•	October 2011: Announced Servier’s exercise of its option to expand its rights to the AMPAKINE compound CX1632. Received an additional payment from Servier of $2,000,000.

•

October 2011: Received gross proceeds of $500,000 from a second private placement with Samyang of South Korea, which included the issuance of unregistered shares of Cortex common stock and warrants to purchase additional shares of its common stock.

Cortex Pharmaceuticals, Inc.

Cortex, located in Irvine, California, is a neuroscience company focused on novel drug therapies for treating psychiatric disorders, neurological diseases and sleep apnea. Cortex is pioneering a class of proprietary pharmaceuticals called AMPAKINE® compounds, which act to increase the strength of signals at connections between brain cells. The loss of these connections is thought to be responsible for memory and behavior problems in Alzheimer’s disease. Many psychiatric diseases, including schizophrenia, occur as a result of imbalances in the brain’s neurotransmitter system. These imbalances may be improved by using the AMPAKINE technology. For additional information regarding Cortex, please visit the Company’s website at http://www.cortexpharm.com.

Forward-Looking Statement

Note — This press release contains forward-looking statements concerning the Company’s research and development activities. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. The success of such activities depends on a number of factors, including the risks that the Company’s proposed products may at any time be found to be unsafe or ineffective for any or all of their proposed indications; that patents may not issue from the Company’s patent applications; that competitors may challenge or design around the Company’s patents or develop competing technologies; that the Company may have insufficient resources to undertake proposed clinical studies and that preclinical or clinical studies may at any point be suspended or take substantially longer than anticipated to complete. As discussed in the Company’s Securities and Exchange Commission filings, the Company’s proposed products will require additional research, lengthy and costly preclinical and clinical testing and regulatory approval. AMPAKINE compounds are investigational drugs and have not been approved for the treatment of any disease. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

(tables follow)

Cortex Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$2	$1,193	$1,112	$10,193
Operating expenses:
Research and development	444	777	1,733	3,347
General and administrative	730	947	2,474	3,678

Total operating expenses	1,174	1,724	4,207	7,025

Income (loss) from operations	(1,172)	(531)	(3,095)	3,168
Interest (expense) income, net	(3)	3	8	(555)

Net income (loss)	$(1,175)	$(528)	$(3,087)	$2,613

Income (loss) per share:
Basic and diluted	$(0.01)	$(0.01)	$(0.04)	$0.04
Shares used in computing per share amounts
Basic	78,858	78,858	78,858	72,851
Diluted	78,858	78,858	78,858	78,292

Cortex Pharmaceuticals, Inc.

Reconciliation of Reported Net Income Applicable to Common Stock

and Diluted Income per Share Attributable to Common Stock

(in thousands, except per share data)

	For the Nine Months Ended September 30, 2010
	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic Earnings per Share:
Income applicable to common stock	$2,613	72,851	$0.04

Effect of Dilutive Securities:
Convertible promissory note	551	5,433
Options to purchase common stock	—	8

Diluted Earnings per Share:
Income applicable to common stock + assumed conversions	$3,164	78,292	$0.04

Cortex Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

	September 30, 2011 (Unaudited)	December 31, 2010
Assets:
Cash and cash equivalents	$438	$1,037
Marketable securities	—	1,993
Restricted cash	50	156
Other current assets	48	90

	536	3,276
Furniture, equipment and leasehold improvements, net	101	250
Other	41	41

Total assets	$678	$3,567

Liabilities and Stockholders’ Equity (Deficit):
Accounts payable and accrued expenses	$1,324	$1,156
Non-current liabilities	—	8
Stockholders’ equity (deficit)	(646)	2,403

Total liabilities and stockholders’ equity (deficit)	$678	$3,567

MORE INFORMATION AT WWW.CORTEXPHARM.COM

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